As filed with the Securities and Exchange Commission on May 19, 2020.

Registration No. 333-143611

Registration No. 333-159852

Registration No. 333-174499

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-143611

Form S-8 Registration Statement No. 333-159852

Form S-8 Registration Statement No. 333-174499

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MANHATTAN ASSOCIATES, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-2373424 (I.R.S. Employer Identification No.)

2300 Windy Ridge Parkway, Tenth Floor Atlanta, GA 30339 (Address, Including Zip Code, of Registrant’s Principal Executive Offices)

MANHATTAN ASSOCIATES, INC. 2007 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Bruce S. Richards

Senior Vice President,

Chief Legal Officer and Secretary

Manhattan Associates, Inc.

2300 Windy Ridge Parkway, Tenth Floor

Atlanta, Georgia 30339

(770) 955-7070

(Name, Address, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to: David M. Eaton Kilpatrick Townsend & Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the following Registration Statements on Form S-8 (the “Prior Registration Statements”) is being filed to deregister certain shares of common stock, $0.01 par value per share (the “Shares”), of Manhattan Associates, Inc. (the “Company”) that were registered for issuance pursuant to the Manhattan Associates, Inc. 2007 Stock Incentive Plan (the “2007 Plan”):

•	Registration Statement No. 333-143611, filed with the SEC on June 8, 2007, relating to the registration of 9,200,000 Shares (on a post-split basis) issuable under the 2007 Plan;
•	Registration Statement No. 333-159852, filed with the SEC on June 9, 2009, relating to the registration of an additional 9,600,000 Shares (on a post-split basis) issuable under the 2007 Plan; and
•	Registration Statement No. 333-174499, filed with the SEC on May 25, 2011, relating to the registration of 11,200,000 Shares (on a post-split basis) issuable under the 2007 Plan.

The Prior Registration Statements collectively registered 30,000,000 Shares (on a post-split basis) issuable pursuant to the 2007 Plan. The Prior Registration Statements are hereby amended to deregister all Shares that were previously registered and that remain unissued under the 2007 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 15th day of May, 2020.

MANHATTAN ASSOCIATES, INC.

By:/s/ Eddie Capel

Eddie Capel

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

/s/ Eddie Capel______________________________Date: May 15, 2020

Eddie Capel

Director, President and Chief Executive Officer

(Principal Executive Officer)

/s/ Dennis B. Story___________________________Date: May 15, 2020

Dennis B. Story

Executive Vice President and Chief Financial Officer

(Principal Financial Officer)

/s/ Linda C. Pinne____________________________Date: May 15, 2020

Linda C. Pinne

Senior Vice President, Global Corporate Controller,

and Chief Accounting Officer

(Principal Accounting Officer)

/s/ Edmond I. Eger ___________________________Date: May 15, 2020

Edmond I. Eger, Director

/s/ Linda T. Hollembaek _______________________Date: May 18, 2020

Linda T. Hollembaek, Director

/s/ John J. Huntz, Jr.__________________________Date: May 18, 2020

John J. Huntz, Jr., Chairman of the Board of Directors

/s/ Charles E. Moran __________________________Date: May 18, 2020

Charles E. Moran, Director

/s/ Thomas E. Noonan_________________________Date: May 18, 2020

Thomas E. Noonan, Director

/s/ Deepak Raghavan__________________________Date: May 18, 2020

Deepak Raghavan, Director